INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 1 of 8 Effective Date: July 21, 2013 POLICY REGARDING INSIDER TRADING, TIPPING AND OTHER WRONGFUL DISCLOSURES AND GUIDELINES WITH RESPECT TO CERTAIN TRANSACTIONS IN SECURITIES OF FOX FACTORY HOLDING CORP. (COLLECTIVELY “INSIDER TRADING POLICY”) FOX FACTORY HOLDING CORP. (INCLUDING SUBSIDIARIES) Introduction Federal and state securities laws prohibit the purchase or sale of a public company’s securities by persons who possess material information about that company that is not generally known or available to the public. These laws also prohibit persons who possess Material Non-Public Information (as defined in Section E below) from disclosing this information to others who may trade in the company’s securities or securities of certain other publicly traded companies while in possession of this information. This Policy provides guidelines to employees, officers, directors, consultants and contractors of Fox Factory Holding Corp. (“Fox”) and its subsidiaries with respect to transactions in securities issued by Fox and also contains restrictions on the communication of information they may learn during the course of employment with or other services performed on behalf of Fox or its subsidiaries. Violations of laws relating to insider trading may be punished by criminal penalties (including prison sentences) and civil penalties. In addition, officers and employees of Fox or its subsidiaries who violate this Policy shall be subject to disciplinary action, which may include termination of employment or ineligibility for future participation in any equity incentive plans. The Securities and Exchange Commission (the “SEC”), and stock exchanges use sophisticated electronic surveillance techniques to uncover insider trading. The SEC and the Department of Justice pursue insider trading violations vigorously. Cases have been successfully prosecuted against trading through foreign accounts, trading by family members and friends and trading involving only a small number of shares. Please note that other policy statements applicable to you also require you to protect proprietary information and contain restrictions on unauthorized disclosure of information. ________________________ Applicability of This Policy In this Policy, we refer to securities issued by Fox as “Covered Securities.” In addition, we use the term the “Companies” when we want to refer to Fox and its subsidiaries. We sometimes refer to employees (including part-time and temporary employees), officers, directors, consultants and contractors of the Companies as “Covered Persons.” This group of people, members of their immediate families, and members of their households are sometimes referred to in this Policy as “insiders.”

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 2 of 8 This Policy applies to: • transactions in all types of Covered Securities by Covered Persons and other insiders, including transactions in common stock, preferred stock, convertible debentures and notes, options, warrants and any other securities Fox may issue from time to time; and • transactions in derivative securities relating to Covered Securities, whether or not issued by Fox, such as exchange-traded options. Under this Policy, an insider may, from time to time, have to forego a proposed transaction in Covered Securities even if he or she planned to make the transaction before learning of the Material Non- Public Information and even though the insider believes he or she may suffer an economic loss or forego anticipated profit by refraining from trading. Please note that this Policy applies to transactions by the Covered Person in all of the Covered Securities issued by Fox. The principles described in this Policy also apply to Material Non-Public Information relating to other companies, including the customers and business partners of the Companies, when that information is obtained in the course of employment with or other services performed on behalf of, the Companies. Civil and criminal penalties, and termination of employment, may result from trading on inside information regarding the customers or business partners of the Companies. ________________________ Statement of Policy A General Policy It is the policy of the Companies to oppose the unauthorized disclosure of any non-public information acquired in the course of employment with, or other services performed on behalf of, the Companies and the misuse of Material Non-Public Information in securities trading. B Specific Policies 1 Trading on Material Non-Public Information. No Covered Person, and no member of the immediate family or household of any Covered Person, shall engage in any transaction in Covered Securities, including any offer to purchase or offer to sell, during any period: • commencing with the date that he or she possesses Material Non-Public Information concerning the Company, and • ending at the close of the first Full Trading Session (defined below) following the date and time of public disclosure of that information, or at such time as such nonpublic information is no longer material. The only exceptions to this are those specified below in Section F of this Policy: (a) trading pursuant to a pre- arranged trading plan that complies with SEC Rule 10b5-1, has been approved by a Designated Officer (identified at the end of this Policy) and has not been amended or modified in any respect after such approval by a Designated Officer without such amendment or modification being approved in advance in writing pursuant to Section F of this Policy; and (b) certain non-market transactions where Fox is the only other party to the transaction. As used in this Policy, the term “Full Trading Session” means the period during any day commencing when The NASDAQ Stock Market opens for pre-market trading (currently 4:00 A.M. ET) and ending when it closes for after-market trading (currently 8:00 P.M. ET).

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 3 of 8 2 Tipping. No Covered Person shall disclose (“tip”) Material Non-Public Information to any other person (including family members) where such information could be used by such person to profit by trading in Covered Securities or the securities of other companies to which such information relates, nor shall any Covered Person make recommendations or express opinions based on Material Non-Public Information as to trading in Covered Securities or the securities of other companies. Tipping may subject the tipper to criminal and civil penalties, even when the tipper does not profit by the prohibited disclosure. C Pre-Clearance; Blackout Periods and Other Responsibilities To promote compliance with applicable federal and state securities laws, the Companies require compliance with the following procedures in connection with trading in Covered Securities: 1 Pre-Clearance Persons. “Pre-Clearance Persons” include: (a) all members of the Board of Directors of Fox; (b) all executive officers of Fox; and (c) other specifically designated employees of each of the Companies. The list of Pre-Clearance Persons is intended to include those individuals having regular access to Material Non-Public Information. Pre-Clearance Persons must refrain at all times from conducting transactions in Covered Securities without first complying with the “pre-clearance” process. Specifically, for each transaction in Covered Securities that a Pre-Clearance Person wishes to make, the Pre-Clearance Person must, prior to engaging in the proposed transaction: • provide the Designated Officer with information, in advance, regarding the proposed transaction; and • receive pre-clearance to engage in the proposed transaction from a Designated Officer. Any such pre-clearance received from a Designated Officer is valid only for one week or such lesser time period as may be prescribed at the time pre-clearance is given. To avoid the appearance of any impropriety, Pre-Clearance Persons should seek pre-clearance for any transactions conducted by their spouse or other members of their family who share the same household. Fox may also find it necessary, from time to time, to require compliance with the preclearance process from certain employees, consultants and contractors other than the designated Pre- Clearance Persons. You must follow the above pre-clearance process if, for any specific period, you are directed to do so by a Designated Officer. 2 Quarterly Blackout Periods. The period directly before public disclosure and dissemination of the financial results for a quarter is a particularly sensitive period of time for transactions by Covered Persons in Covered Securities from the perspective of compliance with applicable insider trading laws. Accordingly, a specified group of Covered Persons are subject to “Quarterly Blackout Periods” and must refrain from conducting transactions in Covered Securities during the period. The Quarterly Blackout Periods: • commence at the close of the Trading Session on the 14th day prior to each fiscal quarter end, and • end at the close of the second Full Trading Session following the date and time of public disclosure of Fox’s financial results for the particular fiscal quarter or year. The specified group of Covered Persons consists of: (a) all members of the Board of Directors of Fox; (b) all employees having a title or currently assuming the responsibilities of Vice President or greater of the Companies; (c) all persons (regardless of position or title) who are employed in the Finance Department of the Companies, regardless of whether they are Pre-Clearance Persons; and (d) other specifically designated employees of each of the Companies. A Designated Officer may add additional categories of employees to the specified group at any time.

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 4 of 8 A Designated Officer may initiate a Quarterly Blackout Period on a date that is in advance of the 14th day prior to each fiscal quarter end by announcing the start date by electronic mail or other written notification to the specified group of Covered Persons. 3 Special Blackout Periods. A Designated Officer may, at any time, require that specific Covered Persons suspend trading because of developments not yet disclosed to the public. A Covered Person may be subject to such a “Special Blackout Period” regardless of whether he or she does, in fact, have knowledge of the specific developments at the time the Special Blackout Period is imposed. A Designated Officer may announce the beginning of any such Special Blackout Period by electronic mail or other written notification to the specific Covered Persons subject to the Special Blackout Period. In such event, Covered Persons so notified may not engage in any transaction in Covered Securities during such period and may not disclose to others the fact that a Special Blackout Period has been imposed. In addition, directors and executive officers, to the extent and during the periods required by Section 306 of the Sarbanes-Oxley Act of 2002 and its implementing regulations pertaining to blackout periods applicable to 401(k) and other individual account retirement plans of the Fox, may not purchase or sell any Covered Securities or otherwise enter into a SEC Rule 10b5-1 pre-arranged trading program to do so. 4 Nature of Blackout Periods. The purpose behind having the above referenced blackout periods is to help Covered Persons avoid any improper transaction or the appearance of any impropriety. However, even outside of these blackout periods, no person possessing Material Non-Public Information concerning the Companies may engage in any transactions in Covered Securities for which the information is relevant until such information has been known publicly for at least one Full Trading Session. Except as otherwise provided in Section F of this Policy, trading outside of blackout periods is not exempted or excepted from regulation by enforcement authorities and must comply with all applicable laws and the other provisions of this Policy. 5 Individual Responsibility. Every Covered Person has the individual responsibility to comply with this Policy and applicable law, regardless of whether a blackout period exists or whether the Companies have notified that person to suspend trading. The guidelines set forth in this Policy are not intended to identify all possible situations relating to potential misuse of Material Non-Public Information, and appropriate judgment should be exercised in connection with any trade in Covered Securities. Remember, any enforcement authorities scrutinizing your transactions will be doing so after the fact and with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities might view the transaction. If you have any questions about the application of this Policy in general or regarding specific trading activity, you should contact a Designated Officer. 6 Post-Termination Transactions. If a Covered Person possesses Material Non-Public Information when he or she terminates employment or services, he or she may not trade in Covered Securities until that information has become public or is no longer material. D Other Prohibited Transactions 1 Short-Term or Speculative Transactions. Fox considers it improper and inappropriate for any Covered Person to engage in short-term or speculative transactions in Covered Securities. Such activities may put the personal gain of the Covered Person in conflict with the best interests of the Fox and its securityholders or may create an appearance of such a conflict of interest or the appearance of use of Material Non-Public Information, any of which could negatively affect investors’ perceptions of Fox. Accordingly, it is the policy of Fox that Covered Persons not engage in any of the following transactions in Covered Securities: • Short Sales – Short selling is the act of borrowing securities to sell with the expectation of the price dropping and the intent of buying the securities back at a lower price to replace the borrowed securities. Short sales evidence an expectation on the part of the seller that the securities sold will decline in value and may create the appearance that Covered

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 5 of 8 Person is trading while possessing Material Non- Public Information. In addition, short sales create an inherent conflict of interest with investors in Covered Securities and reduce a Covered Person’s incentive to improve the applicable public company's performance. For these reasons, short sales of Covered Securities by Covered Persons are prohibited by this Policy. In addition, Section 16(c) of the Securities Exchange Act, as amended (the Exchange Act”), prohibits directors and executive officers from engaging in short sales. • Hedging Transactions – Hedging transactions allow a holder to continue to own securities, but without the full risks and rewards of that ownership. As a result, hedging transactions involve potential conflicts of interest with investors in Covered Securities and may reduce (or appear to reduce) a Covered Person’s incentive to improve the applicable public company's performance. Hedging transactions may also create the appearance that a Covered Person is trading while possessing Material Non-Public Information. Accordingly, Covered Persons are prohibited from engaging in any hedging transactions with respect to Covered Securities. • Short-Term Trading – Short-term trading of Covered Securities may create the appearance that a Covered Person is trading based on Material Non-Public Information or that a Covered Person’s attention is focused on short-term performance at the expense of long-term objectives. Accordingly, Covered Persons may not sell any Covered Securities that he or she chooses to purchase for a period of six months following such purchase; provided, however, that this prohibition does not apply to shares acquired as a result of stock option exercises or other employee benefit plan acquisitions. • Publicly Traded Options – A transaction in publicly traded options is, in effect, a wager on the short-term movement of a company's stock. This type of transaction in a Covered Security may create the appearance that a Covered Person is trading based on Material Non-Public Information or that a Covered Person’s attention is focused on short-term performance at the expense of long-term objectives. Accordingly, transactions by Covered Persons in put options or call options (or any derivative security that has similar characteristics to those options) on an exchange or in any other organized market are prohibited by this Policy. 2 Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Accordingly, Covered Persons are required to obtain prior written approval from a Designated Officer before holding Covered Securities in a margin account or pledging Covered Securities as collateral for a loan. E Definition of “Material Non-Public Information” It is not possible to define all categories of material information. The materiality of a fact depends upon the circumstances. Generally speaking, a fact regarding Covered Securities will be considered “material” if (1) there is a substantial likelihood that a reasonable investor would consider the fact important in making a decision to buy, sell or hold Covered Securities, (2) the fact is likely to have a significant effect on the market price of Covered Securities or (3) the disclosure of the fact is required to make other material facts regarding Covered Securities not misleading. Either positive or negative information may be material. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are often material, including: • financial results, • projections of future earnings or losses,

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 6 of 8 • news of a pending or proposed merger or acquisition, • news of a pending or proposed disposition of a subsidiary or business, • new equity or debt offerings, or proposed repurchases of significant amounts of shares or securities, • potential exposure due to actual or threatened litigation or major governmental investigations, • a significant cybersecurity incident involving loss of data or the interruption of Fox’s operations, • major changes in senior management, and • regulatory actions. “Non-Public” information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. Please note that this Policy provides that Covered Persons may not trade immediately after disclosure of Material Non-Public Information – there is a waiting period to allow the public to receive and absorb the information. Unless you are notified otherwise by a Designated Officer listed at the end of this Policy, that waiting period ends at the close of the first Full Trading Session following the date and time of public disclosure of the Material Non-Public Information. F Certain Exceptions 1 Certain Transactions with the Company. For purposes of this Policy, the receipt of shares, share units, restricted share units, restricted stock or other awards under any Fox equity-based incentive plan and any related stock withholding or vesting of awards under any such plan are exempt from this Policy. Likewise, the exercise of stock options under any Fox equity-based incentive plan and the purchase of shares under the any Fox employee stock purchase plan are exempt from this Policy, since the other party to the transaction is the issuer itself. However, a subsequent sale in the securities markets of the shares received upon exercise of the options (including sales pursuant to a so-called “cashless exercise” arranged by your broker) or purchased under the employee stock purchase plan is subject to this Policy. Delivery of shares to Fox, where permitted under applicable equity award plans or similar arrangements, is not subject to this Policy. 2 SEC Rule 10b5-1 Pre-Arranged Trading Programs. SEC Rule 10b5-1 protects insiders from insider trading liability for transactions under pre-arranged trading programs meeting certain standards. Transactions in Covered Securities pursuant to the terms of a Rule 10b5-1 pre-arranged trading program shall be exempt from the pre-clearance and blackout provisions of this Policy if that pre-arranged program complies with each of the following (each, an “Approved Trading Plan”): • has been submitted to and received the prior written approval of a Designated Officer, (i) at least 30 days before the commencement of any transactions under the pre-arranged trading program for a Covered Person other than a director or Section 16 officer of Fox, and (ii) for a director or Section 16 officer of Fox, the later of 90 days after the adoption or modification of such pre-arranged trading program and two business days after the filing of a Form 10-Q or Form 10-K that covers the fiscal quarter in which such pre-arranged trading program was adopted up to a maximum of 120 days after the adoption or modification of such pre-arranged trading program; • was adopted by the Covered Person (i) in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and (ii) at a time when the Covered Person had no Material Non-Public Information; and • either (i) specifies the amount, date, and price for the future security transactions under the trading program; (ii) provides a written formula, algorithm or computer program for determining the amount, date, and price for the future security transactions under the

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 7 of 8 trading program; or (iii) delegates to a third-party discretion for determining the amount, price and dates for the future securities transactions under the trading program. Each pre-arranged trading program entered into by any Covered Person who is or may be subject to pre-clearance or blackouts must receive the prior written approval of a Designated Officer. Each Covered Person may adopt only one Approved Trading Plan at a time; provided, however, that such Covered Person may adopt (a) additional Approved Trading Plans that authorize sell-to-cover transactions to satisfy tax withholding obligations incident to the vesting of equity awards even where another Approved Trading Plan is in place so long as such Covered Person (i) authorizes an agent to sell only the securities necessary to satisfy such tax withholding obligations and (ii) does not otherwise control the timing of such sales; and (b) a second Approved Trading Plan that is a successor trading plan under which trades are not scheduled to begin until completion or expiration of the predecessor plan. In order to have an SEC Rule 10b5-1 pre-arranged trading program considered by a Designated Officer for approval, the person seeking to enter into the program should submit the program’s description and documentation to the Designated Officer before entering into the program. Each such program must allow for the cessation of sales under the program upon notice and request by Fox to the extent Fox enters a transaction that results in the imposition of trading restrictions on the seller or Fox otherwise determines such cessation is in the best interests of the company. In considering whether to approve particular programs, the Designated Officer shall consider, among other things, whether the program meets the requirements of Rule 10b5-1, whether there exists Material Non-Public Information with respect to the Companies, and whether arrangements are in place for complying with SEC reporting requirements. A Designated Officer may refuse to approve any proposed pre-arranged trading program, including if he or she determines that any such program does not satisfy all applicable legal requirements. Such Covered Person may only amend or revoke an Approved Trading Plan at a time that is outside of a blackout period and at a time when such Covered Person has no Material Non-Public Information. Any amendment or revocation of an Approved Trading Plan must be preapproved in writing by the Designated Officer and may subject the Covered Person to an additional cooling off period of the same duration set forth in the first bullet point above. Please note that each Designated Officer represents Fox and will be reviewing trading programs in that capacity, and not for the purpose of providing legal advice to those who enter into such programs. Accordingly, the review by a Designated Officer is not a substitute for seeking advice from your own attorney prior to entering into such a program. None of Fox or the Designated Officer assumes any liability for any delay in reviewing or refusing a trading program submitted for approval nor the legality or consequences relating to a person entering into or trading under an Approved Trading Plan. Transactions prohibited under Section D of this Policy may not be carried out through a prearranged trading program. Fox reserves the right to publicly announce, or respond to inquiries from the media regarding the implementation of an Approved Trading Plan or the execution of transactions made under an Approved Trading Plan. Fox also reserves the right to disclose any such events as required or advisable under federal securities laws, including in quarterly or annual reports it files with the SEC. ______________________________ Additional Information - Directors and Executive Officers Members of the Board of Directors and executive officers of Fox who are required to file beneficial ownership reports pursuant to Section 16 of the Exchange Act must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that directors and executive officers who purchase and sell Covered Securities in certain transactions within a six-month period are required to disgorge all profits to the applicable public company whether or not they had knowledge of any Material Non-Public Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option under an option plan, nor the exercise of that option, nor the receipt of stock under an employee stock purchase plan will be deemed to be a purchase under Section 16; however, the sale of any such shares will be deemed to be a sale under Section 16. Moreover, no director or executive officer may ever make a short sale of Covered Securities. In addition, sales

INSIDER TRADING POLICY Amended Date: April 3, 2023 Page 8 of 8 of Covered Securities by directors and executive officers are required to be made in accordance with Rule 144 under the Securities Act of 1933, as amended. ______________________________ Interpretation and Amendments Each Designated Officer is authorized to interpret this Policy on behalf of Fox and to apply its terms to specific situations in which questions arise. Each Designated Officer is further authorized to take all such actions he or she may consider necessary or advisable to administer this Policy. The prior exercise of discretionary authority by a Designated Officer shall not obligate him, her or any other Designated Officer to exercise such discretionary authority in a like fashion thereafter. In addition, the Fox Nominating and Corporate Governance Committee is authorized to amend this Policy from time to time. ______________________________ Inquiries Please direct your questions as to any of the matters discussed in this Policy to any of the following persons, who are the Designated Officers under this Policy: • Chief Financial Officer and Treasurer (SECReporting@ridefox.com) • Chief Legal Officer and Secretary (legal@ridefox.com)